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                         Independent Auditors' Consent


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our reports dated 20 January 1997, 7 September 1995 and 16 September 1994, relating to the financial statements of Whitcoulls Group Limited which appear in the Current Report on Form 8-K dated 29 January 1997 and 26 July 1996 of U.S. Office Products Company.


DELOTTE TOUCHE TOHMATSU
31 March 1997
Auckland, New Zealand